EXHIBIT 99.2

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenue	$271,214	$221,531
Costs and expenses:
Cost of operations	162,642	125,845
Development and engineering	11,096	10,917
Sales, marketing, general and administrative	76,994	68,108
Depreciation, amortization and other	12,585	26,920
Legal expense	2,037	—
Interest income	5,483	5,048
Interest expense	4,748	2,815
Other income, net	37	183

Income (loss) from continuing operations before income tax provision	6,632	(7,843)
Income tax provision	931	987

Income (loss) from continuing operations	5,701	(8,830)
Income from discontinued operations, net of income taxes	—	1,472

Net income (loss)	$5,701	$(7,358)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.02	$(0.03)
Income from discontinued operations	—	0.01

Net income (loss)	$0.02	$(0.02)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.02	$(0.03)
Income from discontinued operations	—	0.01

Net income (loss)	$0.02	$(0.02)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	309,491	302,892

Diluted	327,402	302,892

WebMD CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenues
Transaction services	$163,779	$115,493
Physician services	71,006	72,011
Portal services	26,309	22,180
Plastic technologies (a)	18,421	17,326
Inter-segment eliminations	(8,301)	(5,479)

	$271,214	$221,531

Income (loss) before taxes, non-cash and other items
Transaction services	$29,850	$24,051
Physician services	1,351	6,297
Portal services	4,542	4,018
Plastic technologies (a)	5,042	4,660
Corporate	(13,305)	(12,462)
Interest income	5,483	5,048
Interest expense	(4,748)	(2,815)

	$28,215	$28,797

Basic income per common share before taxes, non-cash and other items (b)	$0.09	$0.10

Diluted income per common share before taxes, non-cash and other items (b)	$0.09	$0.10

Taxes, non-cash and other items (c)
Depreciation, amortization and other	$(12,585)	$(26,920)
Amortization of prepaid content and services (included in cost of operations)	(255)	—
Amortization of prepaid content and services (included in sales, marketing, general and administrative)	(5,038)	(6,146)
Non-cash stock compensation (included in sales, marketing, general and administrative)	(1,705)	(3,757)
Legal expense	(2,037)	—
Income tax provision	(931)	(987)
Other income, net	37	183

Income (loss) from continuing operations	5,701	(8,830)
Income from discontinued operations, net of income taxes	—	1,472

Net income (loss)	$5,701	$(7,358)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.02	$(0.03)
Income from discontinued operations	—	0.01

Net income (loss)	$0.02	$(0.02)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.02	$(0.03)
Income from discontinued operations	—	0.01

Net income (loss)	$0.02	$(0.02)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	309,491	302,892

Diluted	327,402	302,892

(a)	Effective August 1, 2003, the Company completed the sale of two operating units of its Plastic Technologies segment, Porex Bio Products, Inc. and Porex Medical Products, Inc., in two separate transactions. Beginning in the quarter ended September 30, 2003, the Company’s consolidated financial statements reflect these operating units as discontinued operations for all prior periods. The above segment information reflects these operating units as discontinued operations for the prior period.

(b)	Basic and diluted income per common share before taxes, non-cash and other items is based on the weighted-average shares outstanding used in computing basic and diluted income (loss) per common share.

(c)	Reconciliation of income (loss) before taxes, non-cash and other items to income (loss) from continuing operations.

WebMD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2004	2003
	(Unaudited)	(Audited)
Assets

Cash and cash equivalents	$442,518	$63,298
Short-term investments	2,637	207,383
Accounts receivable, net	182,479	181,173
Inventory	11,957	12,158
Current portion of prepaid content and distribution services	16,342	18,116
Other current assets	21,863	25,973

Total current assets	677,796	508,101

Marketable debt securities	401,234	451,290
Marketable equity securities	4,051	4,744
Property and equipment, net	76,318	77,278
Prepaid content and distribution services	28,155	31,992
Goodwill	844,501	844,448
Intangible assets, net	178,201	184,130
Other assets	33,140	33,323

	$2,243,396	$2,135,306

Liabilities and Stockholders’ Equity

Accounts payable	$8,843	$10,390
Accrued expenses	205,282	208,430
Deferred revenue	89,878	86,708

Total current liabilities	304,003	305,528

Convertible subordinated notes	649,999	649,999
Other long-term liabilities	1,056	1,182
Convertible redeemable exchangeable preferred stock	98,123	—

Stockholders’ equity	1,190,215	1,178,597

	$2,243,396	$2,135,306

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$5,701	$(7,358)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations	—	(1,472)
Depreciation, amortization and other	12,585	26,920
Amortization of debt issuance costs	746	375
Non-cash content and distribution services	5,293	6,146
Non-cash stock-based compensation	1,705	3,757
Loss (gain) on investments	84	(183)
Gain on sale of property and equipment	(121)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,306)	(5,781)
Inventory	201	6
Prepaid content and distribution services	318	(191)
Accounts payable	(1,548)	(134)
Accrued expenses	(3,177)	(4,399)
Deferred revenue	3,155	4,112
Other, net	6,020	9,653

Net cash provided by continuing operations	29,656	31,451
Net cash provided by discontinued operations	—	2,499

Net cash provided by operating activities	29,656	33,950
Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	276,551	801
Proceeds from maturities and redemptions of held-to-maturity securities	—	101,919
Purchases of available-for-sale securities	(24,600)	(1,164)
Purchases of held-to-maturity securities	—	(75,119)
Purchases of property and equipment	(6,568)	(3,706)
Proceeds received from sale of property and equipment	417	—
Cash paid in business combinations, net of cash acquired	(70)	(344)
Other changes in equity of discontinued operations	—	(3,347)

Net cash provided by continuing operations	245,730	19,040
Net cash provided by discontinued operations	—	3,031

Net cash provided by investing activities	245,730	22,071
Cash flows from financing activities:
Proceeds from issuance of common stock	10,885	17,025
Net proceeds from issuance of preferred shares	98,115	—
Payments of notes payable and other	(95)	(15)
Purchases of treasury shares	(4,877)	(93)

Net cash provided by continuing operations	104,028	16,917
Net cash used in discontinued operations	—	(4)

Net cash provided by financing activities	104,028	16,913
Effect of exchange rates on cash	(194)	177

Net increase in cash and cash equivalents	379,220	73,111
Changes in cash attributable to discontinued operations	—	(5,526)
Cash and cash equivalents at beginning of period	63,298	175,596

Cash and cash equivalents at end of period	$442,518	$243,181